UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 26, 2006

Advanced Medical Institute Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-29531	88-0409144
(Commission File Number)	(IRS Employer Identification No.)

Level 1, 204-218 Botany Road
Alexandria NSW 2015
Australia
_____________________________________
(Address of principal executive offices and zip code)

(61) 2 9640 5253
_____________________________________
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On September 26, 2006, Advanced Medical Institute Inc. (the “Company”) announced that Mr. Mark Shabshay resigned as a director of the Company. There were no disagreements between Mr. Shabshay and the Company on any matter relating to the Company’s operations, policies or practices, that resulted in his resignation.

Mr. Shabshay has not had a direct or indirect material interest in any transaction or series of transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000.

The board of directors is actively seeking a qualified individual to fill the vacancy left as a result of Mr. Shabshay’s resignation. A timetable has not been set for completing the search process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL INSTITUTE INC.

By:	/s/ Dilip Shrestha
Name: Dilip Shrestha
Title: Chief Financial Officer

Dated: September 27, 2006